New York Mortgage Trust Enters Into Definitive Agreement to
Sell its Retail Mortgage Banking Platform Assets to IndyMac Bank, F.S.B.

NEW YORK, NY February 7, 2007 - New York Mortgage Trust, Inc. (NYSE: NTR, “NYMT” or the “Company”) today announced that, as a part of its previously announced exploration of its strategic alternatives, it has entered into a definitive agreement to sell certain assets of the retail mortgage banking platform of its wholly owned taxable REIT subsidiary, The New York Mortgage Company, LLC (“NYMC”), to IndyMac Bank, F.S.B., (“Indymac”), a wholly owned subsidiary of IndyMac Bancorp, Inc. (NYSE: NDE), for an estimated purchase price of approximately $13.4 million, which includes an $8 million premium to the net book value of assets being acquired.

As part of the transaction, Indymac will purchase substantially all of the operating assets related to NYMC’s retail mortgage banking platform, including use of The New York Mortgage Company name, and assume certain liabilities of NYMC’s retail platform, including certain lease liabilities and obligations under the pipeline of loan applications. Indymac will hire a majority of NYMC employees and assume a portion of the retention and severance expenses associated with the transaction. The transaction is subject to customary closing requirements and is expected to close by March 31, 2007, or earlier subject to the clearance of any required regulatory approvals.

As a part of this transaction, IndyMac, the 2nd largest independent mortgage lender and 7th largest savings and loan in the nation, will be acquiring 21 full service and 11 satellite retail mortgage banking offices located in 11 states, including all branch employees and loan officers, as well as the majority of employees at NYMC’s corporate headquarters, and NYMC’s pipeline of mortgage applications in process at the time of closing. This will represent IndyMac’s largest growth initiative in traditional retail mortgage banking to date.

Steven B. Schnall, Chairman, President and Co-CEO of NYMT, commented, "Due to the persistence of the significant challenges facing the mortgage industry, our Board of Directors has been engaged over the past several months in confidential preliminary discussions with several companies, a number of which expressed interest in acquiring some or all of our organization. After an extensive review of our strategic and financial alternatives, it was determined that the sale of our retail and wholesale lending businesses is in the best interest of our stockholders. We also feel that Indymac Bank is an ideal acquirer of our retail platform, both culturally and logistically, and that the transaction will create synergies by combining our professional retail sales culture and exceptional customer relationships with Indymac Bank’s broader product mix and greater scale.

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“By exiting and monetizing the value of our mortgage lending businesses,” Schnall continued, “we believe that New York Mortgage Trust will accomplish several critical objectives, including: (i) substantially reduce, and ultimately eliminate, the taxable REIT subsidiary’s operating losses, (ii) enable NYMC to retain the economic value of its accumulated net operating losses, (iii) appreciably increase NYMT’s investable capital and financial flexibility, (iv) lower NYMT’s executive management compensation expenses, (v) significantly reduce the Company’s future potential severance obligations, (vi) enable management to focus on its mortgage portfolio management operations, which consisted of a $1.1 billion portfolio of investment securities as of December 31, 2006, and (vii) better position NYMT should its Board of Directors ultimately determine that a sale or merger of the entire organization is in the best interest of its stockholders.”

Management Reorganization
NYMT also announced that upon closing, Mr. Steven Schnall, NYMT’s Chairman, Co-CEO and President and NYMC’s CEO and President, will resign his executive positions with NYMT and NYMC, but will remain as non-executive Chairman of the Board of NYMT. Upon closing, Mr. Schnall, 39, will be appointed Executive Vice President of IndyMac Bank and CEO of The New York Mortgage Company, a division of IndyMac.

Mr. Steve Mumma, 48, a member of NYMT’s existing executive management team, will assume the additional roles of President and Co-CEO.

Mr. David Akre, currently Vice Chairman and Co-CEO of NYMT, will remain in these roles upon completion of this transaction.

Mr. Joseph Fierro, COO of NYMC, the Company’s taxable REIT subsidiary, will also resign his position with the company upon closing of the transaction. Mr. Fierro, 46, will be appointed Senior Vice President of IndyMac Bank and COO of The New York Mortgage Company, a division of Indymac Bancorp, Inc.

Commenting on the changes, David A. Akre, Vice Chairman and Co-CEO of NYMT, noted, “We will truly miss Steve Schnall as a member of our executive management team, yet we are very pleased that he will continue to serve as Chairman of our Board of Directors. Steve was an original founder of NYMC and NYMT and his continued leadership on our board is both welcome and invaluable. Joseph V. Fierro, NYMC’s Chief Operating Officer and co-founder, will also be missed. We wish them both well in their new positions at IndyMac. Equally as important, we are very fortunate to have Steve Mumma step into Steve Schnall’s roles as President and Co-CEO upon closing of this transaction.”

Financial Considerations
Upon closing, the transaction is anticipated to result in net available proceeds to NYMT of approximately $12.1 million after fees and expenses, and before deduction of approximately $2.3 million which will be held in escrow to support warranties and indemnifications provided to IndyMac by NYMC as well as other purchase price adjustments. New York Mortgage Trust expects to redeploy the net proceeds in high quality mortgage loan securities. NYMC expects to record a one time taxable gain on the sale of these assets. NYMC’s deferred tax asset will absorb any taxable gain from sale.

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Following the sale, NYMC will retain and liquidate its inventory of loans held for sale in the ordinary course of business. NYMT’s Board of Directors, together with its management, will continue to consider strategic options for the parent REIT, including a possible sale or merger of NYMT or raising capital under a passive REIT business model. NYMC also announced today that it intends to sell its wholesale lending business under a separate agreement to another buyer.

Milestone Advisors, LLC acted as financial advisor and Hunton & Williams LLP served as legal counsel to New York Mortgage Trust on this transaction.

About New York Mortgage Trust
New York Mortgage Trust, Inc., a real estate investment trust (REIT), is engaged in the origination of and investment in residential mortgage loans throughout the United States. The Company, through its wholly owned taxable REIT subsidiary, The New York Mortgage Company, LLC (“NYMC”), originates a broad spectrum of residential loan products with a focus on high credit quality, or prime, loans. In addition to prime loans, NYMC also originates jumbo loans, alternative-A loans, sub-prime loans and home equity or second mortgage loans through its retail and wholesale origination branch network. The Company's REIT portfolio is comprised of securitized, high credit quality, adjustable and hybrid ARM loans. As a REIT, the Company is not subject to federal income tax provided that it distributes at least 90% of its REIT taxable income to its stockholders.

For more information about New York Mortgage Trust please visit http://www.nymtrust.com.

About Indymac Bank
IndyMac Bancorp, Inc. (NYSE:NDE) (Indymac®) is the holding Company for IndyMac Bank, F.S.B. (Indymac Bank®), the 7th largest savings and loan and the 2nd largest independent mortgage lender in the nation. Indymac Bank, operating as a hybrid thrift/mortgage banker, provides cost-efficient financing for the acquisition, development, and improvement of single-family homes. Indymac also provides financing secured by single-family homes and other banking products to facilitate consumers' personal financial goals.

With an increased focus on building customer relationships and a valuable consumer franchise, Indymac is committed to becoming a top six mortgage lender in the U.S. by 2010, while maintaining annualized earnings per share growth in excess of 15 percent. Indymac is dedicated to continually raising expectations and conducting itself with the highest level of ethics.

For more information about Indymac and its affiliates, or to subscribe to the Company's Email Alert feature for notification of Company news and events, please visit http://about.indymacbank.com/investors.

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Safe Harbor Regarding Forward-Looking Statements

Certain statements contained in this press release, including statements relating to the proposed transaction with Indymac Bancorp and NYMT’s strategic options, may be deemed to be forward-looking statements that predict or describe future events or trends. The matters described in these forward- looking statements are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond the Company's control. The Company faces many risks that could cause its actual performance to differ materially from the results predicted by its forward-looking statements, including, without limitation, that the Company may fail to satisfy all of the closing conditions pursuant to the Asset Purchase Agreement, the possibilities that a rise in interest rates may cause a decline in the market value of the Company's assets, a decrease in the demand for mortgage loans may have a negative effect on the Company's volume of closed loan originations, prepayment rates may change, borrowings to finance the purchase of assets may not be available on favorable terms, the Company may not be able to maintain its qualification as a REIT for federal tax purposes, the Company may experience the risks associated with investing in real estate, including changes in business conditions and the general economy, and the Company's hedging strategies may not be effective. The reports that the Company files with the Securities and Exchange Commission contain a fuller description of these and many other risks to which the Company is subject. Because of those risks, the Company's actual results, performance or achievements may differ materially from the results, performance or achievements contemplated by its forward-looking statements. The information set forth in this news release represents management's current expectations and intentions. The Company assumes no responsibility to issue updates to the forward-looking matters discussed in this press release.

For Further Information

AT THE COMPANY	AT FINANCIAL RELATIONS BOARD
Steven R. Mumma, Chief Financial Officer	Joe Calabrese (General) 212-827-3772
Phone: 212-634-2411	Julie Tu (Analysts) 212-827-3776
Email: smumma@nymtrust.com